Contact: Barbara B. Lucas
                                         Senior Vice President-Public Affairs
                                         (410) 716-2980

                                         F. Robert Hunter
                                         Vice President-Investor Relations
                                         (410) 716-3979

FOR IMMEDIATE RELEASE:     Wednesday, July 21, 1999

SUBJECT: Black & Decker Reports Record Core Sales and Earnings in Second Quarter

TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) announced today that sales of retained businesses in the second quarter of 1999 were 7% higher, excluding the effects of foreign currency translation, than in the same period of 1998. Due to business divestitures and the effects of foreign currency translation, however, total sales declined to $1.08 billion from $1.17 billion last year. For the first six months of 1999, sales of retained businesses increased 9%, excluding the effects of foreign currency translation, over the same period of 1998. Total sales, however, declined 5% for the first half of the year due to divestitures and foreign currency effects.

         Net earnings for the second quarter of 1999 were a record $70.7 million or 80 cents per diluted share compared to $54.2 million or 57 cents per diluted share, excluding a non-recurring gain on sale of businesses of $4.2 million (4 cents per share), in the same quarter of 1998. The 40% improvement in earnings per share resulted from lower restructuring-related costs, lower average outstanding shares of the Corporation's stock due to a stock repurchase program, and operating improvements.

         For the first six months of 1999, net earnings were a record $109.9 million or $1.24 per diluted share. In the same period last year, the Corporation reported a net loss of $913.0 million or $9.65 per share. Excluding non-recurring items consisting of a $900 million write-off of goodwill, a $100 million after-tax restructuring charge, and a $4.2 million after-tax gain on sale of businesses and including the dilutive effect of options for the first six months of 1998, net earnings would have been $82.8 million or 86 cents per diluted share for the period. Therefore, comparable earnings per share for the first six months of 1999 improved 44% due to lower restructuring-related costs, operating improvements, and lower average outstanding shares.

                                     (more)

         Commenting on the results, Nolan D. Archibald, Chairman and Chief Executive Officer, said, "Black & Decker is having a very solid year. Sales and earnings for both the first and second quarters were well ahead of comparable 1998 results. A steady flow of innovative new products, intense end-user focus, strong customer partnerships, productivity gains, and lower restructuring-related costs coupled with restructuring benefits continue to drive our success.

         "Power Tools and Accessories reported impressive increases of 7% in sales and 30% in profit for the second quarter. These results were powered by double-digit rates of sales growth in both professional and consumer tools in North America and also reflected benefits from restructuring and improved manufacturing performance. Our cordless power tool business remains particularly strong, and we expect to maintain our leadership position in this high-growth category with the introduction of a 24-volt line of DEWALT(R) tools later this year. Power tool sales were slightly higher than last year in Europe, where strong growth in Scandinavia was largely offset by negative comparisons in Eastern Europe and Germany.

         "Sales in Building Products (security hardware and plumbing products) were approximately the same as in the second quarter last year, although sales were up 6% year-to-date. While Kwikset posted sales growth during the quarter, Price Pfister experienced a decline compared to a relatively strong period last year. Consistent with our objective of increasing Price Pfister's return on assets, however, this business is focused on improved profitability rather than sales growth. Second-quarter profit for Building Products declined 9%. As we continue to execute our restructuring plan to lower manufacturing costs and improve manufacturing efficiency, particularly at Kwikset, we expect increased profitability in this segment later this year.

         "Fastening and Assembly Systems had another excellent quarter, with sales up 9% and profit up 7%. This highly profitable business continues to benefit from successful new products, healthy automotive industries in North America and Europe, and aggressive productivity improvement.

         "Year-to-date free cash flow was a use of $98 million. The increase from a use of $50 million last year was primarily due to a planned build-up in power tool inventory to ensure adequate customer service levels during this period of strong sales growth and to support the launch of new products in North America over the next several months.

                                     (more)

         "Based on our current outlook for continued strength in the North American economy, as well as for additional benefits from restructuring and our Six Sigma initiative, we remain optimistic about achieving further gains in sales and profitability during the remainder of the year. We also expect to continue to invest in long-term growth initiatives such as the hiring of additional engineers and end-user marketing specialists to expand our capacity to develop and promote successful new products."

         This release includes forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed July 21, 1999.

          Black & Decker is a leading global manufacturer and marketer of power tools, hardware, and building products used in and around the home and for commercial applications.

                                      * * *

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                (Dollars in Millions Except Per Share Amounts)


                                             Three Months Ended
                                     ---------------------------------
                                      July 4, 1999      June 28, 1998
                                     --------------    ---------------

SALES                                $     1,084.2     $      1,169.7
   Cost of goods sold                        671.2              771.9
   Selling, general, and
     administrative expenses                 285.9              285.5
   Gain on sale of businesses                    -               36.5
                                     --------------    ---------------
OPERATING INCOME                             127.1              148.8
   Interest expense (net
     of interest income)                      22.5               29.8
   Other expense                                .7                2.7
                                     --------------    ---------------
EARNINGS BEFORE INCOME TAXES                 103.9              116.3
   Income taxes                               33.2               57.9
                                     --------------    ---------------
NET EARNINGS                         $        70.7     $         58.4
                                     ==============    ===============



NET EARNINGS PER COMMON
   SHARE - BASIC                     $         .81     $          .62
                                     ==============    ===============

Shares Used in Computing Basic
   Earnings Per Share (in Millions)           87.0               94.1
                                     ==============    ===============



NET EARNINGS PER COMMON
   SHARE - ASSUMING DILUTION         $         .80     $          .61
                                     ==============    ===============

Shares Used in Computing Diluted
   Earnings Per Share (in Millions)           88.4               95.8
                                     ==============    ===============

              THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
              (Dollars in Millions Except Per Share Amounts)


                                              Six Months Ended
                                     ---------------------------------
                                      July 4, 1999      June 28, 1998
                                     --------------    ---------------

SALES                                $     2,062.7     $      2,178.0
   Cost of goods sold                      1,299.4            1,430.2
   Selling, general, and
     administrative expenses                 557.8              565.4
   Write-off of goodwill                         -              900.0
   Restructuring and exit costs                  -              140.0
   Gain on sale of businesses                    -               36.5
                                     --------------    ---------------
OPERATING INCOME (LOSS)                      205.5             (821.1)
   Interest expense (net
     of interest income)                      44.7               58.2
   Other (income) expense                      (.8)               2.4
                                     --------------    ---------------
EARNINGS (LOSS) BEFORE INCOME TAXES          161.6             (881.7)
   Income taxes                               51.7               31.3
                                     --------------    ---------------
NET EARNINGS (LOSS)                  $       109.9     $       (913.0)
                                     ==============    ===============



NET EARNINGS (LOSS) PER COMMON
   SHARE - BASIC                     $        1.26     $        (9.65)
                                     ==============    ===============

Shares Used in Computing Basic
   Earnings Per Share (in Millions)           87.1               94.6
                                     ==============    ===============



NET EARNINGS (LOSS) PER COMMON
   SHARE - ASSUMING DILUTION         $        1.24     $        (9.65)
                                     ==============    ===============

Shares Used in Computing Diluted
   Earnings Per Share (in Millions)           88.5               94.6
                                     ==============    ===============

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                             (Millions of Dollars)


                                      July 4, 1999          December
                                        (Unaudited)         31, 1998
                                      -------------     -------------

ASSETS
Cash and cash equivalents             $      134.7      $       87.9
Trade receivables                            797.1             792.4
Inventories                                  806.5             636.9
Other current assets                         200.8             234.6
                                      -------------     -------------
       TOTAL CURRENT ASSETS                1,939.1           1,751.8
                                      -------------     -------------

PROPERTY, PLANT, AND EQUIPMENT               701.4             727.6
GOODWILL                                     742.1             768.7
OTHER ASSETS                                 629.5             604.4
                                      -------------     -------------
                                      $    4,012.1      $    3,852.5
                                      =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                 $      421.9      $      152.5
Current maturities of long-term debt          58.7              59.2
Trade accounts payable                       399.0             348.8
Other accrued liabilities                    687.5             814.2
                                      -------------     -------------
       TOTAL CURRENT LIABILITIES           1,567.1           1,374.7
                                      -------------     -------------

LONG-TERM DEBT                             1,058.7           1,148.9
DEFERRED INCOME TAXES                        276.8             279.9
POSTRETIREMENT BENEFITS                      261.4             263.5
OTHER LONG-TERM LIABILITIES                  231.6             211.5
STOCKHOLDERS' EQUITY                         616.5             574.0
                                      -------------     -------------
                                      $    4,012.1      $    3,852.5
                                      =============     =============

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
(Millions of Dollars)
                                       Reportable Business Segments
                                 -----------------------------------------
                                    Power               Fasten-
                                    Tools                 ing &
                                 & Acces-   Building   Assembly
Three Months Ended July 4, 1999    sories   Products    Systems      Total
--------------------------------------------------------------------------
Sales to unaffiliated customers $ 761.3 $ 215.1 $ 128.0 $1,104.4 Segment profit (loss) (for
   Consolidated, operating
   income)                           86.7       28.8       22.4      137.9
Depreciation and amortization        21.0        8.6        3.8       33.4
Capital expenditures                 23.3        9.6        5.5       38.4

Three Months Ended June 28, 1998
--------------------------------------------------------------------------
Sales to unaffiliated customers $ 712.7 $ 214.7 $ 117.6 $1,045.0 Segment profit (loss) (for
   Consolidated, operating
   income before gain on sale
   of businesses)                    66.5       31.8       20.9      119.2
Depreciation and amortization        21.7        6.5        3.6       31.8
Capital expenditures                 13.0        4.3        4.1       21.4

Six Months Ended July 4, 1999
--------------------------------------------------------------------------
Sales to unaffiliated customers $1,404.3 $ 429.9 $ 254.4 $2,088.6 Segment profit (loss) (for
   Consolidated, operating
   income)                          126.3       54.8       43.6      224.7
Depreciation and amortization        42.3       17.4        7.7       67.4
Capital expenditures                 43.4       16.8        8.6       68.8

Six Months Ended June 28, 1998
--------------------------------------------------------------------------
Sales to unaffiliated customers $1,294.3 $ 404.3 $ 235.9 $1,934.5 Segment profit (loss) (for
   Consolidated, operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                    98.4       56.6       40.1      195.1
Depreciation and amortization        44.5       12.6        6.8       63.9
Capital expenditures                 30.5       13.6        6.1       50.2

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
(Millions of Dollars)

                                                      Corporate,
                                                         Adjust-
                                             Currency     ments,
                                    All   Translation   & Elimi-  Consoli-
Three Months Ended July 4, 1999  Others   Adjustments    nations     dated
--------------------------------------------------------------------------
Sales to unaffiliated customers $ -- $ (20.2) $ -- $1,084.2 Segment profit (loss) (for
   Consolidated, operating
   income)                          --          (2.2)       (8.6)    127.1
Depreciation and amortization       --           (.5)        6.8      39.7
Capital expenditures                --           (.6)         .1      37.9

Three Months Ended June 28, 1998
--------------------------------------------------------------------------
Sales to unaffiliated customers $135.8 $ (11.1) $ -- $1,169.7 Segment profit (loss) (for
   Consolidated, operating
   income before gain on sale
   of businesses)                   8.1         (1.6)      (13.4)    112.3
Depreciation and amortization       --           (.3)        6.3      37.8
Capital expenditures                6.4          (.3)         .1      27.6

Six Months Ended July 4, 1999
--------------------------------------------------------------------------
Sales to unaffiliated customers $ -- $ (25.9) $ -- $2,062.7 Segment profit (loss) (for
   Consolidated, operating
   income)                          --          (2.7)      (16.5)    205.5
Depreciation and amortization       --           (.8)       14.0      80.6
Capital expenditures                --          (1.1)         .2      67.9

Six Months Ended June 28, 1998
--------------------------------------------------------------------------
Sales to unaffiliated customers $266.0 $ (22.5) $ -- $2,178.0 Segment profit (loss) (for
   Consolidated, operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                  12.2         (3.4)      (21.5)    182.4
Depreciation and amortization       --           (.7)       13.4      76.6
Capital expenditures                9.9          (.6)         .3      59.8

     The reconciliation of segment profit to the Corporation's earnings (loss) before income taxes for each period, in millions of dollars, is as follows:

                                                        Three Months Ended
--------------------------------------------------------------------------
                                                         July 4,  June 28,
                                                           1999      1998
--------------------------------------------------------------------------
Segment profit for total reportable business segments    $137.9    $119.2
Segment profit for all other businesses                     --        8.1
Items excluded from segment profit:
   Adjustment of budgeted foreign exchange rates to
     actual rates                                          (2.2)     (1.6)
   Depreciation of Corporate property and amortization
     of goodwill                                           (6.8)     (6.3)
   Adjustment to businesses' postretirement benefit
     expenses booked in consolidation                       8.4       8.2
   Adjustment   to    eliminate    net   interest   and
     non-operating  expenses  from  results  of certain
     operations  in  Brazil,  Mexico,   Venezuela,  and
     Turkey                                                  .6       1.1
   Other adjustments  booked in consolidation  directly
     related to reportable business segments                 .1     (17.6)
Amounts  allocated to businesses in arriving at segment
   profit  in excess of (less  than)  Corporate  center
   operating expenses,  eliminations, and other amounts
   identified above                                       (10.9)      1.2
--------------------------------------------------------------------------
Operating income before restructuring and exit costs,
   write-off of goodwill, and gain on sale of businesses  127.1     112.3
Restructuring and exit costs                                --        --
Write-off of goodwill                                       --        --
Gain on sale of businesses                                  --       36.5
--------------------------------------------------------------------------
   Operating income (loss)                                127.1     148.8
Interest expense, net of interest income                   22.5      29.8
Other (income) expense                                       .7       2.7
--------------------------------------------------------------------------
   Earnings (loss) before taxes                          $103.9    $116.3
==========================================================================



                                                         Six Months Ended
--------------------------------------------------------------------------
                                                         July 4,  June 28,
                                                           1999      1998
--------------------------------------------------------------------------
Segment profit for total reportable business segments    $224.7   $ 195.1
Segment profit for all other businesses                      --      12.2
Items excluded from segment profit:
   Adjustment of budgeted foreign exchange rates to
     actual rates                                          (2.7)     (3.4)
   Depreciation of Corporate property and amortization
     of goodwill                                          (14.0)    (13.4)
   Adjustment to businesses' postretirement benefit
     expenses booked in consolidation                      16.6      16.5
   Adjustment   to    eliminate    net   interest   and
     non-operating  expenses  from  results  of certain
     operations  in  Brazil,  Mexico,   Venezuela,  and
     Turkey                                                 1.1       2.6
   Other adjustments booked in consolidation directly
     related to reportable business segments               (3.6)    (19.0)
Amounts  allocated to businesses in arriving at segment
   profit  in excess of (less  than)  Corporate  center
   operating expenses,  eliminations, and other amounts
   identified above                                       (16.6)     (8.2)
--------------------------------------------------------------------------
Operating income before restructuring and exit costs,
   write-off of goodwill, and gain on sale of businesses  205.5     182.4
Restructuring and exit costs                                 --     140.0
Write-off of goodwill                                        --     900.0
Gain on sale of businesses                                   --      36.5
--------------------------------------------------------------------------
   Operating income (loss)                                205.5    (821.1)
Interest expense, net of interest income                   44.7      58.2
Other (income) expense                                      (.8)      2.4
--------------------------------------------------------------------------
   Earnings (loss) before taxes                          $161.6   $(881.7)
==========================================================================

Basis of Presentation:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Building Products, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of plumbing products to customers outside North America and for sales of the retained household products business. The Building Products segment has worldwide responsibility for the manufacture and sale of security hardware and for the manufacture of plumbing products as well as responsibility for the sale of plumbing products to customers in North America. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.
     The Corporation also operated several businesses that do not constitute reportable business segments. These businesses included the manufacture and sale of glass container-forming and inspection equipment, as well as recreational and household products. In 1998, the Corporation completed the sale or recapitalization of its glass container-forming and inspection equipment business, Emhart Glass; its recreational products business, True Temper Sports; and its household products business (excluding certain assets associated with the Corporation's cleaning and lighting products) in North America, Latin America (excluding Brazil), and Australia. Because True Temper Sports, Emhart Glass, and the household products business in North America, Latin America (excluding Brazil), and Australia are not treated as discontinued operations under generally accepted accounting principles, they remain a part of the Corporation's reported results from continuing operations, and the results of operations and financial positions of these businesses have been included in the consolidated financial statements through the dates of consummation of the respective transactions. Amounts relating to these businesses are included in the segment table above under the caption "All Others." The results of the household products business included under the caption "All Others" are based upon certain assumptions and allocations. The household products businesses sold during 1998 were jointly operated with the cleaning and lighting products businesses retained by the Corporation. Further, the Corporation's divested household products businesses in Australia and Latin America (excluding Brazil) were operated jointly with the Corporation's power tools and accessories businesses. Accordingly, the results of the household products businesses included in the segment table under the caption "All Others" were determined using certain assumptions and allocations that the Corporation believes are reasonable under the circumstances.
     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside the United States, except those units operating in highly inflationary economies, are measured using the local currency as the functional currency. For these units located outside the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually, and once established all prior period segment data is restated to reflect the newly established budgeted rates of exchange. The amounts included in the segment table above under the captions "Reportable Business Segments," "All Others," and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's current budgeted exchange rates. The amounts included in the segment table above under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, goodwill amortization, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs and, for 1998, the write-off of goodwill and gain on sale of businesses. For certain operations located in Brazil, Mexico, Venezuela, and Turkey, segment profit is reduced by net interest expense and non-operating expenses. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses are allocated to each segment based upon budgeted amounts. No corporate expenses have been allocated to divested businesses. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of sales by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or nonrecurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the Corporation's various segments in a later period.